Exhibit 23.2

Consent of Independent Petroleum Engineers

To the Board of Directors

California Resources Corporation:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated February 13, 2018 relating to our audit of California Resources Corporation’s 2017 oil and gas proved reserves.

/s/ RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

November 16, 2018